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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


   We consent to the use in this Amendment No. 2 to the Registration Statement of Verizon Wireless of the East LP and Verizon Communications Inc. on Form S-4 of our report dated February 13, 2002 (relating to the financial statements of Orange County - Poughkeepsie Limited Partnership) appearing in the Prospectus, which is part of this Registration Statement.


   We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  Deloitte & Touche

New York, New York

May 20, 2002